1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation February 2024

2 2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward - looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 3 Company Snapshot • Illinois state - chartered community bank founded in 1881 • $7.9 billion in assets • $3.7 billion Wealth Management business • Commercial bank focused on in - market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Financial Highlights as of December 31, 2023 $7.9 Billion Total Assets $6.1 Billion Total Loans $6.3 Billion Total Deposits $3.7 Billion Assets Under Administration 1.08% YTD Adjusted ROAA (1) : 15.98% YTD Adjusted Return on TCE (1) : 6.55% TCE/TA: 1.72% YTD PTPP (1) ROAA: Dividend Yield: 4.35% 1.18x Price/Tangible Book: 9.3x Price/LTM EPS: Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

4 Recent Trends and Operational Highlights 4 • Profitable growth and improved efficiencies resulting in higher EPS and increased returns over the past few years • Strengthened commercial banking team and increased presence in faster growing markets driving significant organic loan growth and consistent inflows of new commercial deposits • More diversified, lower - risk loan portfolio resulting in improved asset quality • Banking - as - a - Service foundation being developed and expected to start making a contribution in 2024 • Wealth Management business focused on more effectively capitalizing on cross - selling opportunities and increasing organic growth rate • More conservative approach to new loan production adopted in light of current environment until economic conditions improve • Well positioned to capitalize on the current environment to add new commercial and retail deposit relationships

5 Financial Services & Banking Center Footprint 5

6 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable deposit franchise with core deposits consistently averaging more than 85% of total deposits Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform of scalability Illinois and contiguous states provide ample opportunities for future acquisitions Well diversified loan portfolio across asset classes, industries and property types > 85% 6

7 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth ; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management 7

8 Experienced Senior Management Team Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20+ years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 8

Successful Acquisition History

- Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	AMCORE Bank, N.A.	Love Savings / Heartland Bank	Sterling Bancorp	Centrue Financial	Alpine Bancorp.	HomeStar Financial
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	—	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

Midland States Bancorp, Inc.

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Strategic Initiatives Strengthening Franchise Significant Corporate Actions Since Coming Public in 2016... Financial Impact Strategic Rationale Action 2023 $7.9B 2016 $3.2B Total Assets ▪ Low - cost deposits Three whole bank acquisitions $3.7B $1.7B AUA ▪ Recurring revenue Four Wealth Management acquisitions $1.0B $191M Equipment Finance ▪ Diversify revenue with attractive risk - adjusted yields Expanded equipment finance group Scale Financial Impact Strategic Rationale Action 2023 55.91% 2016 68.66% Efficiency Ratio (1) ▪ Increasing adoption of digital Branch network and facility reductions ▪ Harness data to drive efficiencies for increased wallet share $119M $53M Deposits/Branch Accelerate technology investments 10 10 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Efficiency

Strategic Initiatives Strengthening Franchise ...Have Produced Improved Growth and Profitability Adjusted Pre - Tax Pre - Provision Earnings (1) Total Loans 2016 2017 2018 2019 2020 2021 2022 2023 Efficiency Ratio (1) 2016 2017 2018 2019 2020 2021 2022 2023 Wealth Management Revenue (in millions) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 $137.5 $136.3 1.59% 1.55% 1.53% 1.74% 1.67% 1.75% 1.82% 1.72% (in millions) (in millions, as of year - end) Adjusted PTPP Adjusted PTPP / Avg Assets Adjusted PTPP CAGR: 15.4% $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 $6,306 $6,131 CAGR: 14.9% 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 55.35% 55.91% 2016 2017 2018 2019 2020 2021 2022 2023 $8.09 10 11 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $13.34 $20.51 $21.83 $22.80 $26.81 $25.71 $25.57 2016 2017 2018 2019 2020 2021 2022 2023

12 Successful Execution of Strategic Plan... 12 Total Assets (at period - end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $6.1 $5.6 $4.4 $3.2 $7.4 $6.9 $7.9 $7.9 2015 2016 2017 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2018 2019 2020 2021 2022 2023 CAGR: 15% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

...Leads to Creation of Shareholder Value 22 Consecutive Years of Dividend Increases Tangible Book Value Per Share (1) Dividends Declared Per Share TBV/Share ex. AOCI CAGR: 7.7% CAGR: 7.0% $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $23.35 $17.22 $17.09 $18.34 $18.80 $21.42 $26.91 $24.72 2017 2018 2019 2020 2021 2022 2023 Tangible Book Value Per Share TBV/Share ex. AOCI $0.80 13 13 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 2023

...And Increased Profitability Adjusted Diluted EPS (1) CAGR: 10.4% Adjusted ROATCE (1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 15.98% 2017 2018 2019 2020 2021 2022 2023 $1.89 13 14 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $2.39 $2.54 $1.70 $3.65 $3.79 $3.42 2017 2018 2019 2020 2021 2022 2023

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

Consumer	Small Business	Commercial	Wealth

Customer Facing

- **Flexible Overdrafts** (Q1 2022) – VELOCITY SOLUTIONS
- **Commercial Online Account Opening** (Q4 2021) – nCino
- **Near real time payments** (Q1 2021) – Zelle
- **Integrated Payables - Payments** (Q4 2021) – FIS
- **Online loan Origination** (Q1 2021) – blend
- **Commercial Relationship pricing optimization engine** (Q1 2022) – precisionlender
- **Online Access and Portal** (Q3 2023) – Envestnet MoneyGuide, FIS, Black Diamond
- **Consumer online account opening** (2020) – nCino
- **SBA Loan Portal** (2021) – salesforce
- **SBB Loan Portal** (Opening May 2023) – salesforce
- **Automated analytics-based marketing platform deployed with access to all datasets and all businesses** (2020 and on-going) – salesforce marketing cloud
- **CRM deployed to 700+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team** (2020) – salesforce
- **Retail Banking Needs Navigator & Customer Incentive Programs** (2020) – salesforce
- **Self service loan portal and treasury on-boarding** (2021) – salesforce
- **Trust Platform** (Q1 2024) – SS&C Innovest, Black Diamond
- **Five9 Customer Care** (March 2023) – salesforce, Five9
- **RIA Platform** (Q3 2023) – Black Diamond

Foundational

- **Fintech Partnerships Established**
  Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica
  JAM, FINTOP, Informatica, GreenSky, CANAPI, alloy, PLAID, synctera, Five9, TrueDigital
- **CX Platform Customer Feedback (2020, 2021)** – NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) – UiPath, nintex
- **Silo-elimination and 360 view of customer (2020)**
  All sales teams on single sales platform using same 360 view of customer – SAS Viya, Power BI
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)**
  Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (47 FTE)** Chief Digital Officer, Director – Strategic Transformation, Director – Strategic Engineering & Development, Director – Banking as a Service, , Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development

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Loan Portfolio and Asset Quality 16 16

17 17 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.82 billion as of December 31, 2023 ($s in millions) RE/Rental & Leasing $1,616.6 33.6% All Others $586.4 12.2% Skilled Nursing $469.3 9.7% Construction - General $333.9 6.9% Manufacturing $237.3 4.9% Finance and Insurance $261.6 5.4% Assisted Living $112.4 2.3% Trans./Ground Passenger $198.7 4.1% Accommodation & Food Svcs $222.8 4.6% Ag., Forestry, & Fishing $151.5 3.1% General Freight Trucking $204.2 4.2% Retail Trade $180.6 3.8% Wholesale Trade $67.0 1.4% Other Services $102.6 2.1% Commercial Loans and Leases by Industry Health Care $70.5 1.5%

18 Commercial Real Estate Portfolio by Collateral Type 18 CRE Concentration (as of December 31, 2023) 46.6% CRE as a % of Total Loans 265.2% CRE as a % of Total Risk - Based Capital (1) Notes: (1) Represents non - owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.86 billion as of December 31, 2023 ($s in millions) Skilled Nursing $469.1 16.4% Retail $454.6 15.9% Multi - Family $516.3 18.1% Industrial/Warehouse $218.0 7.6% Assisted Living $138.7 4.9% All Other $174.1 6.1% Hotel/Motel $159.7 5.6% Office $153.8 5.4% Farmland $66.3 2.3% Residential 1 - 4 Family $85.5 3.0% Raw Land $16.0 0.6% Restaurant $30.8 1.1% Mixed Use/Other $93.6 3.3% Medical Building $103.8 3.6% Special Purpose $102.4 3.6% C - Store/Gas Station $76.7 2.7%

19 Commercial Loan Growth 19 • New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team • Addition of expertise in specialty finance and SBA lending • Increased exposure to higher growth markets in Northern Illinois and St. Louis • Successfully moving up market and working with larger clients that have greater financing needs • Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients • New commercial loan production to be funded by planned reduction in consumer portfolio Commercial and CRE Loan Production (in millions) More conservative approach to new loan production in light of economic uncertainty has impacted production levels since mid - 2022 $313 $417 $289 $857 $673 $861 $661 $508 $365 $252 $226 $302 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 2021 2021 2021 2021 2022 2022 2022 2022 2023 2023 2023 2023 New Loan Fundings New Unfunded Commitments

20 Midland Equipment Finance Portfolio Overview 20 Portfolio Characteristics (as of December 31, 2023) Nationwide portfolio providing financing solutions to equipment vendors and end - users $1,004.5 million (16.4% of total loans) Total Outstanding Loans and Leases 9,067 Number of Loans and Leases $110,786 Average Loan/Lease Size $3.3 million Largest Loan/Lease 6.08% Weighted Average Rate Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Representative Industries Served Equipment Finance Outstanding Balances (in millions) NCOs/Avg Loans & Non Accruals/Qtr end Loans $985 $1,035 $1,108 $1,142 $1,115 $1,064 $1,005 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 0.01% 0.17% 0.05% 0.43% 0.51% 0.82% 1.55% 0.45% 0.37% 0.44% 0.43% 0.59% 1.10% 1.37% 2Q22 3Q22 4Q22 1Q23 NCOs/Avg Loans 2Q23 3Q23 4Q23 NA/Qtr end Loans Note: New production being limited in order to reduce portfolio as a percentage of total loans

GreenSky Consumer Loan Portfolio Overview Portfolio Characteristics (as of December 31, 2023) $683.6 million (11.2% of total loans) Total Outstanding 5.49% Weighted Average Rate 49,171 Number of Active Loans $13,901 Average Loan Size 771 Average FICO Score Projected GreenSky Balances $936 $876 $818 $755 $684 $594 $524 $460 $408 Actual 4Q22 Actual 1Q23 Actual Actual Actual Proj Proj 2Q23 3Q23 4Q23 1Q24 2Q24 Proj 3Q24 Proj 4Q24 Plan with GreenSky to Wind Down Portfolio ▪ Notice provided to officially terminate the GreenSky program in October 2023 ▪ Reduced loan originations ▪ Projected portfolio reduction to $408 million by EOY 2024 ▪ Decrease in portfolio to improve liquidity and capital ▪ Escrow deposits 21 21 • Escrow deposits absorb losses in excess of cash flow waterfall • Escrow account totaled $30.4 million at 12/31/23 or 4.4% of the portfolio (in millions)

Asset Quality • Nonperforming loans relatively flat with small increase of $0.4 million, of which equipment finance increased $2.1 million in the current quarter • Net charge - offs to average loans was 0.33% primarily driven by equipment finance • Provision for credit losses on loans of $7.0 million, primarily related to the equipment finance portfolio, changes in forecasts and other Q factors, and increases to specific reserves Nonperforming Loans / Total Loans (Total Loans as of quarter - end) NCO / Average Loans 0.78% 0.80% 0.86% 0.89% 0.92% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 0.14% 0.03% 21 22 0.19% 0.22% 0.33% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Changes in Allowance for Credit Losses 21 23 ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Change to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors $66,669 $670 $715 $448 $68,502 ACL September 30, 2023 Specific Reserves Portfolio Changes Economic Factors ACL December 31, 2023

ACL by Portfolio 21 24 % of Total Loans ACL Loans % of Total Loans ACL Loans Portfolio ($ in thousands) December 31, 2023 September 30, 2023 0.87% $ 7,563 $ 874,004 1.08% $ 8,897 $ 825,938 Commercial — % — 48,547 — % — — Warehouse Lines 1.70% 11,847 697,235 1.97% 12,950 656,592 Commercial Other 1.96% 11,361 578,931 2.35% 12,496 531,143 Equipment Finance Loans 1.94% 9,436 485,460 2.73% 12,940 473,350 Equipment Finance Leases 0.99% 16,253 1,636,168 0.78% 12,716 1,622,668 CRE non - owner occupied 1.20% 5,265 439,642 1.09% 4,742 436,857 CRE owner occupied 0.96% 2,583 269,708 0.86% 2,398 279,904 Multi - family 0.77% 510 66,646 0.55% 373 67,416 Farmland 0.85% 3,530 416,801 0.92% 4,163 452,593 Construction and Land Development 1.61% 5,038 313,638 1.55% 4,906 317,388 Residential RE First Lien 1.07% 660 61,573 1.02% 647 63,195 Other Residential 0.76% 847 111,432 0.66% 711 107,743 Consumer 0.35% 3,137 908,576 0.37% 3,059 827,435 Consumer Other (1) 1.06% 66,669 6,280,883 1.12% 68,502 6,131,079 Total Loans 1.21% 63,090 5,235,383 1.25% 65,003 5,215,645 Loans (excluding BaaS portfolio (1) and warehouse lines) Notes: (1) Primarily consists of loans originated through GreenSky relationship

Recent Financial Trends 21 25

26 Overview of 4Q23 Strong Financial Performance Increase in Capital Ratios and TBV Continued Success in Developing Full Banking Relationships with Attractive Commercial Clients Positive Trends in Key Metrics 26 • Net income and level of returns increased from the prior quarter • Net income available to common shareholders of $18.5 million, or $0.84 diluted EPS • Pre - tax, pre - provision earnings (1) of $35.9 million • ROAA of 1.04% and ROTCE of 15.41% • Strong financial performance and prudent balance sheet management resulted in increases in all capital ratios • CET1 ratio increased 33bps to 8.40% • Tangible book value per share increased 7.8% during fourth quarter • Selective approach to new loan production in current environment with focus on clients that provide full banking relationships • New commercial loans partially offset continued runoff in GreenSky portfolio and the intentional reduction in equipment finance loans • New and expanded client relationships resulting in inflows of commercial deposits and improving overall deposit mix as balances of higher cost time deposits are reduced • Net interest margin increased to 3.21% • Efficiency ratio improved from the prior quarter • Wealth management AUA and fees increased from prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Loan Portfolio Commercial loans and leases $ 1,956 $ 2,057 $ 2,006 Commercial real estate 2,407 2,412 2,433 Construction and land development 453 417 321 Residential real estate 380 375 366 Consumer 935 1,020 1,180 Total Loans $ 6,131 $ 6,281 $ 6,306 Total Loans ex. Commercial FHA Lines and PPP $ 6,131 $ 6,232 $ 6,280 4Q 2023 3Q 2023 4Q 2022 $6,354 $6,367 $6,306 $6,281 $6,131 5.26% 5.65% 5.80% 5.93% 6.00% Total Loans 2Q 2023 3Q 2023 Average Loan Yield 4Q 2022 1Q 2023 4Q 2023 • Total loans decreased $149.8 million from prior quarter to $6.13 billion • Decrease primarily driven by decline in equipment finance portfolio of $59.9 million and continued runoff of GreenSky portfolio of $70.4 million, and lower balances on commercial FHA warehouse lines • Decrease in non - core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Consumer loan originations through LendingPoint partnership have been terminated as new loan production is focused on in - market commercial relationships Loan Portfolio Mix Total Loans and Average Loan Yield (in millions, as of quarter - end) (in millions, as of quarter - end) 27 27

Total Deposits • Total deposits decreased $95.5 million from end of prior quarter, primarily due to seasonal outflows from public funds and servicing deposits • Noninterest - bearing deposits relatively stable as continued movement of funds into interest - bearing accounts was offset by new commercial and small business relationships • New and expanded client relationships resulting in inflows of commercial deposits that enabled the reduction of higher cost time deposits, resulting in an improvement in the overall deposit mix Deposit Mix (in millions, as of quarter - end) 4Q 2023 3Q 2023 4Q 2022 Noninterest - bearing demand $ 1,145 $ 1,155 $ 1,362 Interest - bearing: 2,494 2,572 2,512 Checking 1,184 1,091 1,136 Money market 662 582 559 Savings 650 886 863 Time 13 119 95 Brokered time $ 6,365 $ 6,405 Total Deposits $ 6,310 $6,365 $6,425 $6,427 $6,405 $6,310 1.23% 2.09% 1.70% 2.32% 2.41% 1Q 2023 2Q 2023 Total Deposits Cost of Deposits 4Q 2022 3Q 2023 4Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter - end) 27 28

Deposit Type Trend Deposits by Type Trend (in millions) $4,074 $4,544 $5,101 $6,111 $6,365 $6,310 2018 2019 Non Int Bearing Demand Interest Bearing Checking Money Market Savings Time Brokered Time 2020 2021 2022 2023 27 29

Deposit Summary as of December 31, 2023 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) All Other category made up of over 100 NAICS with Amusement and Theme Parks being the largest at $8 million $6.31 billion $1.05 billion $2,743 43.5% $1,050 16.6% $952 15.1% $210 3.3% $279 4.4% $780 12.4% $296 4.7% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other 20.4% 11.8% 7.3% 1.3% 8.3% 1.1% 8.5% 3.0% 1.9% 3.0% 2.0% 3.8% 3.6% 12.3% 2.2% 9.5% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Skilled/Memory Care Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Gasoline Station & C Stores Accom & Food NAICS code unavailable Health Care All Other 27 30

Uninsured Deposits Average Deposit Balance per Account = $34,000 Uninsured Deposits September 30, 2023 December 31, 2023 (in millions) $ 1,737 $ 1,642 Call Report Uninsured Estimate 27% 26 % Call Report Estimated Uninsured Deposits to Total Deposits (44) (38) Less: Affiliate Deposits (MSB owned funds) (49) (30) Less: Additional structured FDIC coverage (367) (358) Less: Collateralized Deposits $ 1,277 $ 1,216 Estimated uninsured deposits excluding items above 20% 19 % Estimated Uninsured Deposits to Total Deposits $ 6,405 $ 6,310 Total Deposits 27 31

32 Investment Portfolio As of December 31, 2023 Fair Value of Investments by Type 0.1% 7.9% 62.7% 9.1% 6.3% 3.0% 10.9% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 4.16% for 4Q23 • Average Duration is 4.97 years • Purchased $93.8 million with T/E Yield of 7.04%, Sold $24.5 million with T/E Yield of 1.76% in 4Q23 Investments by Yield and Duration Investment Mix & Unrealized Gain (Loss) Unrealized Gain (Loss) Book Value Fair Value (in millions) $ — $ 1 $ 1 Treasuries (1) 74 73 US GSE & US Agency (75) 650 575 MBS - agency (3) 87 84 MBS - non agency (6) 63 57 State & Municipal — 28 28 CLOs (11) 110 99 Corporate $ (96) $ 1,013 $ 916 Total Investments 0 1 2 3 4 5 6 7 8 Duration Yield 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% $916 million 32

Liquidity Overview Liquidity Sources (in millions) December 31, 2023 September 30, 2023 $ 132.1 $ 135.1 Cash and Cash Equivalents 258.1 346.8 Unpledged Securities 883.9 936.0 FHLB Committed Liquidity 759.8 699.9 FRB Discount Window Availability $ 2,033.9 $ 2,117.8 Total Estimated Liquidity $ 364.0 $ 419.0 Conditional Funding Based on Market Conditions Additional Credit Facility $ 500.0 $ 500.0 Brokered CDs (additional capacity) 33 33

Net Interest Income/Margin Net Interest Income (in millions) $63.6 Net Interest Margin $60.5 $58.8 $58.6 $58.1 $0.3 $0.4 $0.4 $0.2 $0.3 NII 2Q 2023 3Q 2023 Accretion Income 4Q 2022 1Q 2023 4Q 2023 3.50% 3.39% 3.23% 3.20% 3.21% 0.02% 0.02% 0.02% 0.01% 0.02% NIM 2Q 2023 3Q 2023 Accretion Income 33 34 4Q 2022 1Q 2023 4Q 2023 • Net interest income down slightly from prior quarter due to lower average earning assets • Net interest margin increased 1bp to 3.21% as the increase in the average yield on earning assets exceeded the increase in the cost of deposits • Average rate on new and renewed loan originations increased 66bps to 8.22% in 4Q23 from 7.56% in 3Q23 • Net interest margin expected to continue to be relatively stable as loan portfolio continues to reprice and the impact of continued repositioning in the investment portfolio is realized

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[(1)]

(in millions)

As of December 31, 2023	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 717	$ 310	$ 571	$ 295	$ 41	$ 4	$ 18	$1,956	$ 501	$ 79	$ 1,376
Commercial real estate	773	334	678	400	172	15	35	2,407	597	243	1,567
Construction and land	281	72	70	29	1	—	—	453	251	25	177
Residential real estate	70	57	78	65	84	20	7	381	52	121	208
Consumer	215	228	469	16	7	—	—	935	122	—	813
Total	$2,056	$1,001	$1,866	$ 804	$ 305	$ 39	$ 60	$6,131	$ 1,522	$ 468	$ 4,141
% of Total	34 %	16 %	30 %	13 %	5 %	1 %	1 %	100 %	25 %	8 %	68 %
Weighted Average Rate	7.75 %	5.56 %	5.22 %	5.19 %	4.52 %	4.01 %	0.32 % (2)	6.03 %	8.23 %	4.73 %	5.36 %

Investment Securities Available for Sale[(3)]

(in millions)

As of December 31, 2023	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 164	$ 258	$ 186	$ 289	$ 116	$ 1,013
% of Total	16 %	25 %	18 %	29 %	11 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Over 15 years category includes all nonaccrual loans and leases.

(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

35

Midland States Bancorp, Inc.

Wealth Management Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,505 $3,503 $3,595 $3,501 $3,733 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 $6.23 33 36 $6.27 $6.29 $6.60 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 • Assets under administration increased mainly due to $106 million of new accounts won and positive market performance • Wealth Management fees increased from prior quarter due to increases in estate and trust fees from new business development efforts • New technology planned to launch in 2Q24 • Two new wealth advisors positively impacting new business development

37 Noninterest Income 37 • Noninterest income increased from prior quarter • 4Q23 noninterest income included one - time servicing revenues of $3.8 million and $1.1 million gain from the sale of Visa B stock • One - time increases were offset by $2.9 million of losses on the sale of investment securities as part of additional repositioning in the investment portfolio that will be accretive to earnings going forward • Noninterest income expected to be in the range of $18.0 - $18.5 million in 1Q24 Noninterest Income (in millions) $33.8 $15.8 $18.8 $11.5 $20.5 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 4Q 2022 1Q 2023 2Q 2023 3Q 2023 (1) 4Q 2023 Notes: (1) September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release

38 Noninterest Expense and Operating Efficiency 38 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $49.9 $44.5 $42.9 $42.0 $44.5 $3.3 58.3% 57.6% 55.0% 55.8% 55.2% 4Q 2022 1Q 2023 Total Noninterest Expense 2Q 2023 3Q 2023 Adjustments to Noninterest Expense Efficiency Ratio 4Q 2023 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. • Efficiency Ratio (1) was 55.2% in 4Q 2023 vs. 55.8% in 3Q 2023 • Noninterest expense increased from prior quarter primarily due to increased incentive and performance based expense accruals and increased medical costs, partially offset by $1.1 million benefit recognized from Employees Retention Tax Credit • Near - term operating expense run - rate expected to be approximately $45.5 - $46.5 million

Capital Ratios and Strategy • Capital initiatives increased CET1 to 8.40% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00% - 7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of December 31, 2023 ) 6.55% 8.40% 9.71% 10.91% 13.20% 11.44% 10.18% 11.44% 12.40% Consolidated Bank Level TCE/TA 39 39 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

Outlook 39 40

Outlook 39 41 • Well positioned to start 2024 with increased levels of capital, liquidity, and reserves • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Strong financial performance and prudent balance sheet management should lead to further increases in capital ratios • New loan production focused on high quality commercial relationships will be partially funded with runoff from GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Neutral interest rate sensitivity positions Midland well for managing future changes in interest rates • Maintain disciplined expense management while also investing in areas that will enhance the long - term value of the franchise * Improvements in technology platform and additional advisors expected to positively impact business development in Wealth Management * Expanded presence in higher growth St. Louis market including the addition of a new market president expected to accelerate efforts to add new commercial, retail and wealth management clients * Banking - as - a - Service initiative expected to start making meaningful contribution to deposit gathering and fee income during 2024 * New mortgage originators added to capitalize on anticipated decline in interest rates with a focus on adding core client relationships that will utilize multiple products and services

Long - Term Formula for Enhancing Shareholder Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value 39 42 + + + =

APPENDIX 39 43

44 ESG: A Framework for Sustainability 44 Environmental Facilities • We have installed solar power in 22 Midland locations. • Our corporate headquarters, built in 2011, is LEED (Silver) Certified. • We have made more than $50 million of credit available for residential and commercial solar projects since 2011. Paper Reduction • More than 50% of our customers use paperless statements and we have had a paper elimination program in place since 2010. Social Community Impact • We have been serving families and businesses since 1881, offering products and services based on the needs of our customers. • We work with more than 200 community organizations to ensure we address the needs of each of our markets in the areas of lending, investments, philanthropy, products, community engagement, and inclusion. • The Midland Institute CEO program, a unique year - long program designed to teach entrepreneurship to high school students, was created in 2010. As of 2023, 70 programs serving 330 schools utilize this powerful program for energizing tomorrow's business leaders. Culture and People • Since 2008, Midland has provided all employees with personal and professional development training. • Midland’s Advanced Study for Talent Enrichment and Resource Training (MASTERS) program serves to develop future leaders of the Company. To date 68% of participants have been women or minority employees. • In April 2020, Midland established the Diversity & Inclusion Council. This council, now known as the Council of Belonging, continues to actively contribute to our Company culture, reinforcing our commitment to diversity, inclusion and belonging for all employees. • Midland offers employees paid time off to contribute their time and talents to recognized charities, causes, or not - for - profit community organizations. Philanthropy • Since its creation in 2011, the Midland States Bank Foundation has contributed more than $1.8 million to non - profit organizations throughout Midland’s footprint. The Foundation seeks to align contributions with Midland’s Community Impact focus: education, work force development, financial empowerment, housing, small business development and health & wellness. Priority is given to programs or organizations that focus on low - to moderate - income populations. Financial Education • In 2023, we provided over 600 volunteer hours specific to financial empowerment seminars in our communities. • Since 2015 we have held more than 450 financial literacy seminars benefiting low to moderate income or minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement programs we have made $123.5 million of loans to families underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers, online with materials clearly describing the features, costs and alternatives available, and by dual - language materials in our branches and our ADA compliant website. Governance Reputation and Ethics • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board includes female, Hispanic and African American representation and has since before becoming a publicly traded company in 2016. • Our Code of Business Conduct and Ethics is available at investors.midlandsb.com. Oversight of Strategy and Risk • The Company’s Chair and CEO roles have been separate since the Company’s inception (1988). • All directors, except our CEO, are “independent” pursuant to applicable SEC/ NASDAQ rules. • Our board of directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management across our enterprise. • Consistent with COSO’s 2017 Enterprise - Wide Risk Management (ERM) Framework, our ERM program employs business process risk ownership and the “three lines of defense” model. Data Security • We utilize data security programs and a privacy policy under which we do not sell or share customer information with nonaffiliated entities. Executive Compensation • Our executive compensation, including all performance related compensation, is evaluated annually by Risk Management to ensure consistency with Federal Reserve Safety and Soundness requirements, and the Interagency Guidance on Sound Incentive Compensation Policies issued jointly by the federal regulatory agencies. • All cash and equity incentive programs for executive officers include performance metrics and/or four - year vesting periods.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Tangible Book Value Per Share

	For the Year Ended						
(dollars in thousands, except per share data)	2017	2018	2019	2020	2021	2022	2023
Shareholders' Equity to Tangible Common Equity							
Total shareholders' equity—GAAP	$ 449,545	$ 608,525	$ 661,911	$ 621,391	$ 663,837	$ 758,574	$ 791,853
Adjustments:							
Preferred Stock	(2,970)	(2,781)	—	—	—	(110,548)	(110,548)
Goodwill	(98,624)	(164,673)	(171,758)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,932)	(37,376)	(34,886)	(28,382)	(24,374)	(20,866)	(16,108)
Tangible common equity	331,019	403,695	455,267	431,105	477,559	465,256	503,293
Less: Accumulated other comprehensive income (AOCI)	1,758	(2,108)	7,442	11,431	5,237	(83,797)	(76,753)
Tangible common equity excluding AOCI	$ 329,261	$ 405,803	$ 447,825	$ 419,674	$ 472,322	$ 549,053	$ 580,046
Common Shares Outstanding	19,122,049	23,751,798	24,420,345	22,325,471	22,050,537	22,214,913	21,551,402
Tangible Book Value Per Share	$ 17.31	$ 17.00	$ 18.64	$ 19.31	$ 21.66	$ 20.94	$ 23.35
Tangible Book Value Per Share excluding AOCI	$ 17.22	$ 17.09	$ 18.34	$ 18.80	$ 21.42	$ 24.72	$ 26.91

45

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended						
(dollars in thousands, except per share data)	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:							
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	—	(676)
Other income	67	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:							
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	50,065	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	83	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

Midland
States Bancorp, Inc.

46

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Year Ended							
	2016	2017	2018	2019	2020	2021	2022	2023
(dollars in thousands)								
Noninterest expense - GAAP	$ 121,289	$ 152,997	$ 191,643	$ 175,641	$ 184,010	$ 175,069	$ 175,662	$ 173,902
Adjustments to noninterest expense:								
Impairment related to facilities optimization	(2,099)	(1,952)	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	—	(4,059)	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	(511)	—	—	(1,778)	(193)	—	—	—
Net expense from FDIC loss share termination agreement	(351)	—	—	—	—	—	—	—
Integration and acquisition expenses	(2,343)	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Adjusted noninterest expense	$ 115,985	$ 129,248	$ 167,170	$ 165,283	$ 162,097	$ 161,955	$ 172,065	$ 173,902
Net interest income - GAAP	105,254	129,662	180,087	189,815	199,136	207,675	245,735	236,017
Effect of tax-exempt income	2,579	2,691	2,095	2,045	1,766	1,543	1,283	828
Adjusted net interest income	107,833	132,353	182,182	191,860	200,902	209,218	247,018	236,845
Noninterest income - GAAP	72,057	59,362	71,791	75,282	61,249	69,899	79,891	66,590
Adjustments to noninterest income:								
Impairment (recapture) on commercial mortgage servicing	3,135	2,324	(450)	2,139	12,337	7,532	1,263	—
(Gain) loss on sales of investment securities, net	(14,702)	(222)	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—	(2,159)	(17,531)	—
(Gain) on repurchase of subordinated debt	—	—	—	—	—	—	—	(676)
(Gain) on sale of Visa B shares	—	—	—	—	—	—	—	(1,098)
Other income	608	67	(89)	29	17	(48)	—	—
Adjusted noninterest income	61,098	61,531	70,788	76,776	71,882	74,687	63,853	74,188
Adjusted total revenue	$ 168,931	$ 193,884	$ 252,970	$ 268,636	$ 272,784	$ 283,905	$ 310,871	$ 311,033
Efficiency ratio	68.66 %	66.66 %	66.08 %	61.53 %	59.42 %	57.05 %	55.35 %	55.91 %

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Quarter Ended December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Income before income taxes - GAAP	$ 27,152	$ 22,935	$ 28,820	$ 28,666	$ 43,902
Adjustments to noninterest income:					
Loss on sales of investment securities, net	2,894	4,961	869	648	—
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(17,531)
(Gain) on repurchase of subordinated debt	—	—	(676)	—	—
(Gain) on sale of Visa B shares	(1,098)	—	—	—	—
Total adjustments to noninterest income	1,796	4,961	193	648	(17,531)
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	—	—	(3,250)
Integration and acquisition expenses	—	—	—	—	—
Total adjustments to noninterest expense	—	—	—	—	(3,250)
Adjusted earnings pre tax - non-GAAP	28,948	27,896	29,013	29,314	29,621
Adjusted earnings tax	6,927	8,389	7,297	7,069	7,174
Adjusted earnings - non-GAAP	22,021	19,507	21,716	22,245	22,447
Preferred stock dividends	2,228	2,229	2,228	2,228	3,169
Adjusted earnings available to common shareholders	$ 19,793	$ 17,278	$ 19,488	$ 20,017	$ 19,278
Adjusted diluted earnings per common share	$ 0.89	$ 0.78	$ 0.87	$ 0.88	$ 0.85
Adjusted return on average assets	1.11 %	0.98 %	1.10 %	1.15 %	1.13 %
Adjusted return on average shareholders' equity	11.42 %	10.03 %	11.21 %	11.76 %	11.89 %
Adjusted return on average tangible common equity	16.51 %	14.24 %	16.10 %	17.11 %	16.80 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted earnings pre tax - non-GAAP	$ 28,948	$ 27,896	$ 29,013	$ 29,314	$ 29,621
Provision for credit losses	6,950	5,168	5,879	3,135	3,544
Impairment on commercial mortgage servicing rights	—	—	—	—	—
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 35,898	$ 33,064	$ 34,892	$ 32,449	$ 33,165
Adjusted pre-tax, pre-provision return on average assets	1.80 %	1.66 %	1.76 %	1.67 %	1.68 %

48

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended December 31, March 31, June 30, September 30, December 31, 2022 2023 2023 2023 2023 $ 49,943 $ 44,482 $ 42,894 $ 42,038 $ 44,488 (dollars in thousands) Noninterest expense - GAAP (3,250) — — — — Loss on mortgage servicing rights held for sale — — — — — Integration and acquisition expenses $ 46,693 $ 44,482 $ 42,894 $ 42,038 $ 44,488 Adjusted noninterest expense $ 63,550 $ 60,504 $ 58,840 $ 58,596 $ 58,077 Net interest income - GAAP 286 244 195 205 183 Effect of tax - exempt income 63,836 60,748 59,035 58,801 58,260 Adjusted net interest income 33,839 15,779 18,753 11,545 20,513 Noninterest income - GAAP — — — — — Impairment on commercial mortgage servicing rights — 648 869 4,961 2,894 Loss on sales of investment securities, net (17,531) — — — — (Gain) on termination of hedged interest rate swaps — — (676) — — (Gain) on repurchase of subordinated debt — — — — — Company - owned life insurance enhancement fee 16,308 16,427 18,946 16,506 22,309 Adjusted noninterest income $ 80,144 $ 77,175 $ 77,981 $ 75,307 $ 80,569 Adjusted total revenue 58.26% 57.64% 55.01% 55.82% 55.22 % Efficiency ratio 48 49

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 791,853	$ 757,610	$ 776,821	$ 775,643	$ 758,574
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible common equity	$ 503,293	$ 467,920	$ 486,002	$ 483,616	$ 465,256
Less: Accumulated other comprehensive income (AOCI)	(76,753)	(101,181)	(84,719)	(77,797)	(83,797)
Tangible common equity excluding AOCI	$ 580,046	$ 569,101	$ 570,721	$ 561,413	$ 549,053
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,866,868	$ 7,969,285	$ 8,034,721	$ 7,930,174	$ 7,855,501
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible assets	$ 7,688,856	$ 7,790,143	$ 7,854,450	$ 7,748,695	$ 7,672,731
Common Shares Outstanding	21,551,402	21,594,546	21,854,800	22,111,454	22,214,913
Tangible Common Equity to Tangible Assets	6.55 %	6.01 %	6.19 %	6.24 %	6.06 %
Tangible Book Value Per Share	$ 23.35	$ 21.67	$ 22.24	$ 21.87	$ 20.94
Tangible Book Value Per Share, excluding AOCI	$ 26.91	$ 26.35	$ 26.11	$ 25.39	$ 24.72

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income available to common shareholders	$ 18,483	$ 9,173	$ 19,347	$ 19,544	$ 29,703
Average total shareholders' equity—GAAP	$ 764,790	$ 771,625	$ 776,791	$ 767,186	$ 749,183
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,644)	(17,782)	(18,937)	(20,184)	(22,859)
Average tangible common equity	$ 475,694	$ 481,391	$ 485,402	$ 474,550	$ 453,872
ROATCE	15.41 %	7.56 %	15.99 %	16.70 %	25.89 %

50
Midland
States Bancorp, Inc.